Exhibit 99.1

News
CapitalSource Inc.

4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael E. Weiss
Vice President – Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
CAPITALSOURCE REPORTS THIRD QUARTER 2007 RESULTS
•	$0.60 per share 4th quarter Dividend Planned
•	Increased Liquidity: Two Term Financings Totaling $1.47 Billion Completed
•	New Business Originated at Higher Spreads
•	Improved Lending Environment Characterized by Reduced Competition
•	Credit Remains Stable – Delinquency & Non-Accrual Metrics Improved
Chevy Chase, MD, November 6, 2007 – CapitalSource Inc. (NYSE: CSE) today announced financial results for the quarter ended September 30, 2007. Adjusted earnings for the quarter were $97.6 million, or $0.50 per diluted share. Net income for the quarter was $28.3 million, or $0.15 per diluted share.
“Despite significant and unprecedented challenges for all financial institutions, I am very pleased with the performance of our business this quarter,” said John K. Delaney, CapitalSource Chairman and CEO. “CapitalSource successfully navigated the recent capital markets disruption with minimal impact on our business. During the quarter, we prudently grew our lending business, strengthened our balance sheet and produced improvements in key credit metrics while leveraging operating expenses.”
“Looking ahead to the fourth quarter and 2008, CapitalSource is particularly well positioned to succeed in current market conditions,” added Delaney. “We are already originating new business at wider spreads and are seeing major competitors exit the middle market where we focus. We also are nearing completion of the TierOne Bank acquisition, which will further enhance our margins and profitability. In light of these improving conditions, we plan to pay a dividend of $0.60 per share to our shareholders in the fourth quarter.”

“Our 16.2% adjusted return on equity this quarter, against a backdrop of extreme capital market conditions, once again proved the strength and stability of CapitalSource’s business,” said Thomas A. Fink, CapitalSource CFO. “Our liquidity is very strong and was enhanced during the quarter to bring our committed and undrawn credit facility capacity today to $3.2 billion. Also, as expected and as a result of our conservative hedging practices, our residential mortgage investment portfolio performed extremely well and was remarkably steady during the quarter.”
“Our credit performance continues to be very good with improvements this quarter in both our delinquency and non-accrual statistics. Based on the improvement in these metrics and the current level of allocated reserves, we expect charge-offs to be materially lower in the fourth quarter,” added Fink. “Prepayment-related fee income and equity gains were down significantly in the quarter. Though lumpy, these items are a regular part of our business and we expect them to return to more normalized levels.”
Business Overview
The careful actions taken in creating the CapitalSource portfolio, together with disciplined credit processes and a conservative funding platform, were rewarded in the third quarter. The company is extremely well positioned to take advantage of a very attractive market which some of our major competitors are exiting. CapitalSource did not experience any significant funding issues in either its core commercial lending business or its residential mortgage portfolio. Consequently, the business has significant capital and liquidity to pursue current market opportunities and grow its commercial portfolio with higher risk-adjusted return assets.
In the short term, investors should expect:
•	Continued asset growth, as CapitalSource takes advantage of improving market opportunities.

•	Stable credit performance, in line with historical ranges.

•	Prepayment-related fee income and returns on the company’s equity portfolio will continue to vary from quarter to quarter, but are expected to increase from this quarter’s unusually low level.

•	Some quarter-to-quarter variation in cost of funds (as a spread to LIBOR) based on capital markets volatility.

•	Further leveraging of the company’s infrastructure and expense base, resulting in additional operational efficiencies.
CapitalSource’s healthcare real estate lease business continues to perform well and benefit from an excellent market opportunity. Given the growth and significance of this business, the company will begin reporting the healthcare real estate lease portfolio as a separate segment with fourth quarter 2007 results.
“The business prospects for CapitalSource today are more exciting and potentially rewarding for shareholders than at any time since we launched the company seven years ago,” said John Delaney. “Our business priorities and principles remain unchanged. We will aggressively pursue current market opportunities. We will continue to drive growth in our specialty business units which have delivered uncommon levels of risk-adjusted returns. And, we are focused on successfully integrating TierOne Bank which will make deposit-based funding a meaningful part of our capital plan.”

Assets under Management
•	Assets under management were approximately $20.7 billion, an increase of $615.8 million, or 3.1%, from the prior quarter.
Commercial Asset Portfolio
•	Total commercial assets, including commercial loans and direct real estate investments, were $10.7 billion at quarter end, an increase of $695.9 million, or 7.0%, from the prior quarter.

•	Interest income was $250.0 million for the quarter, an increase of $22.2 million, or 9.7%, from the prior quarter, primarily due to net portfolio growth.

•	Operating lease income was $27.5 million for the quarter, an increase of $5.4 million, or 24.3%, from the prior quarter, primarily due to a full quarter of income generated from assets acquired during the prior quarter along with income generated from assets acquired during the third quarter.

•	Net investment income was $163.2 million for the quarter, a decrease of $9.3 million, or 5.4%, from the prior quarter, primarily due to an increase in interest expense and a significant reduction in prepayment-related fee income, partially offset by an increase in the average balance of commercial loans.
Commercial Net Finance Margin
•	Yield on average interest-earning assets was 11.30% for the quarter, a decrease of 75 basis points from the prior quarter. The decrease in yield is primarily due to a 63 basis point decrease in prepayment-related fee income, partially offset by an increase in interest income.

•	Prepayment-related fee income contributed 13 basis points to yield for the quarter, compared to 76 basis points in the prior quarter. Prepayment-related fee income is expected to increase from this quarter’s unusually low level.

•	Cost of funds was 6.46% for the quarter, an increase of 26 basis points from the prior quarter. Overall borrowing spread to average one-month LIBOR was 15 basis points higher at 1.03% for the quarter, compared to 0.88% for the prior quarter.

•	Leverage, as measured by the ratio of total debt-to-equity at the end of the quarter, remains at 4.03x, unchanged from the prior quarter, although average leverage during the quarter was higher.

•	Net finance margin, defined as net investment income divided by average income earning assets, was 5.95% for the quarter. The decrease of 100 basis points from 6.95% in the prior quarter was primarily due to higher average leverage, increased interest expense and a decrease in prepayment-related fee income.

Other Income
•	Gain (loss) on investments, net was $(2.0) million, a decrease of $19.0 million from the prior quarter, due to a significantly lower level of realized gains on our equity investments as compared to the prior quarter, and write-downs in certain cost-based investment securities.

•	Other income, net of expenses was $(3.4) million, a $16.3 million decrease as compared to the prior quarter, primarily due to decreases on the gains from loan syndication activity, lower fees arising from HUD mortgage origination services, and lower income from third-party asset management.

•	Gain (loss) on residential mortgage investment portfolio was $(30.2) million, or 48 basis points of the portfolio, a loss $16.4 million more than in the prior quarter, primarily due to the net change in the fair value of Agency MBS and related derivatives. Within the Agency MBS portfolio, interest rate and duration risk are hedged by BlackRock and the securities are fully guaranteed by Freddie Mac or Fannie Mae. Adjusted earnings include an adjustment for realized and unrealized gains (losses) on these items.

•	Gain (loss) on derivatives was $(15.5) million, a decrease of $18.6 million from the prior quarter. Adjusted earnings include an adjustment for unrealized gains (losses) on these items.
Commercial Credit
•	Loans on non-accrual status, which the company considers its primary credit metric, decreased 18 basis points from the prior quarter to 1.59% of total commercial assets.

•	Delinquencies as a percentage of total commercial assets decreased 30 basis points from the prior quarter to 0.67%.

•	Net charge-offs increased $14.2 million from the previous quarter to $27.8 million. As a percentage of average commercial assets, annualized net charge-offs for the year-to-date period increased 47 basis points from the prior quarter to 1.04%, but are expected to be materially lower in the fourth quarter.

•	Allowance for loan losses as a percentage of total commercial assets decreased 23 basis points from the prior quarter to 1.05%. At September 30, 2007 allowance for loan loss was $111.7 million.

•	Allocated Reserves decreased to $11.4 million from $33.4 million, primarily reflecting this quarter’s charge-off of previously-reserved for loans.

•	Impaired commercial loans as a percentage of total commercial assets decreased 38 basis points from the prior quarter to 3.12%.
Funding and Liquidity
•	During the quarter, the company raised $291.3 million through the issuance of approximately 16.3 million shares of common stock under its Dividend Reinvestment and Stock Purchase Plan. Board members who beneficially own in the aggregate approximately 30% of the total outstanding shares of CapitalSource elected to reinvest their third quarter dividends.

•	On July 30, the company closed its offering of $250 million 7.25% senior subordinated convertible notes due 2037. The notes have an initial conversion rate of 36.9079 shares of the company’s common stock per $1,000 principal amount, representing a conversion price of approximately $27.09 per share.

•	On September 11, the company completed a $1.07 billion term financing of commercial real estate loans from the company’s portfolio. The transaction was a private placement and was initially funded at $1.07 billion and may be increased at any time during the two months following the transaction to $1.5 billion. The note bears interest (excluding fees) at a floating commercial paper rate plus 1.50% and is prepayable by the company at any time.

•	On October 11, the company completed a $400 million term financing of commercial loans from the company’s portfolio. The transaction was a private placement and was rated A by Fitch Ratings and A2 by Moody’s Investor Service. The transaction has a one-year replenishment period during which principal collected can be invested in additional loan collateral. The note bears interest (excluding fees) at a floating commercial paper rate plus 1.10% and is pre payable by the company at any time.

•	The company expects to complete another term financing prior to year-end.
Effective Tax Rate
•	The overall annual estimated tax rate at quarter end was 23.95%, compared to 23.00% at the end of the prior quarter reflecting the company’s estimate of a higher level of earnings than previously projected in its taxable REIT subsidiary.
Adjusted Return on Equity
•	The consolidated adjusted return on equity, defined as adjusted earnings divided by average GAAP equity, was 16.20% for the quarter, compared to 22.33% in the prior quarter. The accompanying Financial Supplement provides a detailed reconciliation of GAAP net income to adjusted earnings.
TierOne Update
•	The company filed its application for approval of the acquisition of TierOne with the Office of Thrift Supervision (OTS) on June 29, 2007. Final action on the application is expected in the near future.

•	A joint proxy statement/prospectus was mailed to TierOne’s stockholders on or about October 30, 2007 relating to the TierOne stockholder meeting to approve the merger, scheduled to be held on November 29, 2007. The full document is posted on the SEC Filings section of the CapitalSource website at www.capitalsource.com.

CapitalSource will hold an analyst and investor conference call with a simultaneous webcast November 6, 2007 at 8:30 a.m. (Eastern Time) to discuss the company’s third quarter results. To participate, analysts and investors may call (888) 713-4214 from within United States or (617) 213-4866 from outside the United States, utilizing the passcode, 84141653. Other interested parties may access a webcast of the conference call at the Investor Relations section of the CapitalSource web site at www.capitalsource.com
A telephonic replay will be available from approximately 10:30 a.m. (Eastern Time) on November 6, 2007, through November 13, 2007. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with the passcode 17198856. An audio replay will also be available on the Investor Relations section of the CapitalSource website.
The company’s third quarter 2007 investor presentation will be posted to the Investor Relations section of the CapitalSource website. A transcript of the earnings conference call will be posted on November 6, 2007.
About CapitalSource
CapitalSource (NYSE: CSE) is a leading commercial lending, investment and asset management business focused on the middle market. CapitalSource manages an asset portfolio, which as of September 30, 2007 was approximately $20.7 billion. Headquartered in Chevy Chase, Maryland, the company has approximately 560 employees in offices across the U.S. and in Europe. For more information, visit http://www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections with respect to dividend, prepayment-related fees, equity gains, term financings, loan growth, charge-offs, operating efficiencies, segment reporting and the proposed merger between CapitalSource and TierOne, which are subject to numerous assumptions, risks, and uncertainties.  All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the merger with TierOne may not be approved or completed on the proposed terms and schedule or at all; changes in economic conditions; movements in interest rates; competitive and other market pressures on loan pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2006 Annual Report on Form 10-K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission, including our Current Report on Form 8-K as filed with the SEC on July 23, 2007.  All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger with TierOne
In connection with the proposed transaction, CapitalSource filed with the SEC a registration statement on Form S-4 containing the joint proxy statement/prospectus of TierOne and other relevant documents that were mailed to security holders of TierOne. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAPITALSOURCE, TIERONE AND THE PROPOSED TRANSACTION. A definitive proxy statement has been sent to security holders of TierOne seeking approval of the proposed transaction. Investors may obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement/prospectus may be obtained free of charge by directing a request to CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention: Investor Relations; or by directing a request to TierOne Corporation, 1235 N Street, Lincoln, Nebraska 68508, Attention: Edward J. Swotek, Senior Vice President, Investor Relations Department.
This document is not a solicitation of a proxy from any security holder of TierOne or an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
TierOne, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TierOne’s directors and executive officers is available in TierOne’s proxy statement filed with the SEC on March 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials that has been filed with the SEC.

CapitalSource Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
	2007	2007	2006
	($ in thousands)
ASSETS
Cash and cash equivalents	$245,862	$271,492	$651,143
Restricted cash	296,789	221,650	362,949
Mortgage-related receivables, net	2,092,553	2,162,715	2,340,433
Mortgage-backed securities pledged, trading	4,159,037	4,290,965	3,424,516
Receivables under reverse-repurchase agreements	26,157	26,237	52,906
Loans held for sale	352,030	154,229	77,532
Loans:
Loans	9,251,283	8,761,127	7,219,331
Less deferred loan fees and discounts	(132,673)	(128,785)	(122,255)
Less allowance for loan losses	(111,692)	(127,547)	(102,659)

Loans, net	9,006,918	8,504,795	6,994,417
Direct real estate investments, net	1,031,905	1,032,838	278,053
Investments	195,819	197,543	170,766
Other assets	351,329	299,226	139,159

Total assets	$17,758,399	$17,161,690	$14,491,874

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$4,030,477	$4,217,086	$3,387,521
Credit facilities	2,701,685	3,384,551	2,915,811
Term debt	6,550,232	5,652,228	5,080,284
Other borrowings	1,612,258	1,368,666	922,721
Other liabilities	322,477	214,806	111,990

Total liabilities	15,217,129	14,837,337	12,418,327

Noncontrolling interests	51,205	44,871	56,371

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—	—
Common stock ($0.01 par value, 500,000,000 shares authorized; 208,540,632, 191,877,813 and 178,677,872 shares issued; 208,540,632, 191,877,813 and 177,377,872 shares outstanding, respectively)	2,085	1,918	1,774
Additional paid-in capital	2,664,842	2,361,158	2,024,761
Accumulated deficit	(181,336)	(85,978)	18,460
Accumulated other comprehensive income, net	4,474	2,384	2,107
Treasury stock, at cost	—	—	(29,926)

Total shareholders’ equity	2,490,065	2,279,482	2,017,176

Total liabilities, noncontrolling interests and shareholders’ equity	$17,758,399	$17,161,690	$14,491,874

CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	Sept 30,	June 30,	Sept 30,	Nine Months Ended September 30,
	2007	2007	2006	2007	2006
	($ in thousands, except per share data)
Net investment income:
Interest income	$344,043	$311,184	$280,066	$944,781	$731,601
Fee income	29,338	45,056	53,955	124,421	132,100

Total interest and fee income	373,381	356,240	334,021	1,069,202	863,701
Operating lease income	27,490	22,118	7,855	69,934	19,174

Total investment income	400,871	378,358	341,876	1,139,136	882,875
Interest expense	232,754	200,291	170,118	619,694	421,818

Net investment income	168,117	178,067	171,758	519,442	461,057
Provision for loan losses	12,353	17,410	24,849	44,690	51,033

Net investment income after provision for loan losses	155,764	160,657	146,909	474,752	410,024

Operating expenses:
Compensation and benefits	38,309	38,615	33,924	116,937	101,374
Other administrative expenses	26,824	27,828	19,307	79,961	56,167

Total operating expenses	65,133	66,443	53,231	196,898	157,541

Other income (expense):
Diligence deposits forfeited	1,465	1,813	598	4,141	3,968
(Loss) gain on investments, net	(1,984)	17,002	7,223	21,181	5,483
(Loss) gain on derivatives	(15,494)	3,153	(5,074)	(14,596)	1,576
(Loss) gain on residential mortgage investment portfolio	(30,225)	(13,846)	2,291	(49,769)	220
Other income, net of expenses	(3,389)	12,957	5,700	16,545	11,131

Total other income	(49,627)	21,079	10,738	(22,498)	22,378

Noncontrolling interests expense	1,182	1,272	1,259	3,784	3,350

Net income before income taxes and cumulative effect of accounting change	39,822	114,021	103,157	251,572	271,511
Income taxes	11,557	29,693	22,304	60,251	52,945

Net income before cumulative effect of accounting change	28,265	84,328	80,853	191,321	218,566
Cumulative effect of accounting change, net of taxes	—	—	—	—	370

Net income	$28,265	$84,328	$80,853	$191,321	$218,936

Net income per share:
Basic	$0.15	$0.45	$0.47	$1.03	$1.34
Diluted	$0.15	$0.45	$0.47	$1.02	$1.32

Average shares outstanding:
Basic	191,976,931	185,371,033	171,777,989	185,522,634	163,373,576
Diluted	193,607,986	187,428,430	173,354,891	187,636,502	166,028,844

Dividends declared per share	$0.60	$0.60	$0.49	$1.78	$1.47

CapitalSource Inc.
Net Income to Adjusted Earnings Reconciliation
(Unaudited)
We evaluate our performance based on several measures, including adjusted earnings. Management views adjusted earnings and the related per share measures as useful and appropriate supplements to net income and earnings per share. These measures serve as an additional measure of our operating performance because they facilitate evaluation of the company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. We define adjusted earnings as net income as determined in accordance with GAAP, adjusted for certain non-cash items, including real estate depreciation, amortization of deferred financing fees, non-cash equity compensation, realized and unrealized gains and losses on our residential mortgage investment portfolio and related derivatives, unrealized gains and losses on other derivatives and foreign currencies, net unrealized gains and losses on investments, provision for loan losses, charge offs, recoveries, nonrecurring items and the cumulative effect of changes in accounting principles.
Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

A reconciliation of our reported net income to adjusted earnings for the three months ended September 30, 2007, June 30, 2007 and September 30, 2006 and nine months ended September 30, 2007 and 2006 was as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
	($ in thousands, except per share data)
Net income	$28,265	$84,328	$80,853	$191,321	$218,936
Add:
Real estate depreciation and amortization (1)	8,570	7,896	3,087	23,675	7,350
Amortization of deferred financing fees (2)	7,491	6,823	7,031	19,823	21,976
Non-cash equity compensation	11,336	9,859	8,640	31,908	24,993
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	32,425	15,846	1,123	55,805	1,782
Unrealized loss (gain) on derivatives and foreign currencies, net	16,464	(1,287)	6,937	15,504	(196)
Unrealized loss on investments, net	8,452	1,170	404	9,669	5,510
Provision for loan losses	12,353	17,410	24,849	44,690	51,034
Recoveries (4)	—	—	—	—	—
Less:
Charge offs (5)	27,796	13,625	11,000	51,671	11,276
Non-recurring items (6)	—	—	—	—	4,725
Cumulative effect of accounting change, net of taxes	—	—	—	—	370

Adjusted earnings	$97,560	$128,420	$121,924	$340,724	$315,014

Net income per share:
Basic — as reported	$0.15	$0.45	$0.47	$1.03	$1.34
Diluted — as reported	$0.15	$0.45	$0.47	$1.02	$1.32

Average shares outstanding:
Basic — as reported	191,976,931	185,371,033	171,777,989	185,522,634	163,373,576
Diluted — as reported	193,607,986	187,428,430	173,354,891	187,636,502	166,028,844

Adjusted earnings per share:
Basic	$0.51	$0.69	$0.71	$1.84	$1.93
Diluted (7)	$0.50	$0.68	$0.70	$1.82	$1.89

Average shares outstanding:
Basic	191,976,931	185,371,033	171,777,989	185,522,634	163,373,576
Diluted (8)	193,607,986	189,425,285	175,865,709	189,120,843	168,300,536

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect the realized gains and losses and the period change in fair value of residential mortgage-backed securities and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	To the extent we experience losses on loans for which we specifically provided a reserve prior to January 1, 2006, there will be no adjustment to earnings. All charge offs incremental to previously established allocated reserves will be deducted from net income.

(6)	Represents the write-off of a $4.7 million net deferred tax liability recorded in connection with our conversion to a REIT for the year ended December 31, 2006.

(7)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.3 million for the three months ended June 30, 2007 and September 30, 2006, $2.8 million for the nine months ended September 30, 2007 and $3.4 million for the nine months ended September 30, 2006, to adjusted earnings due to the application of the if-converted method on non-managing member units which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for these periods.

(8)	Adjusted to include average non-managing member units of 1,996,855 and 2,510,818 for the three months ended June 30, 2007 and September 30, 2006, respectively, and 1,484,341 and 2,271,692 for the nine months ended September 30, 2007 and 2006, respectively, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for these periods.

CapitalSource Inc.
Segment Data
(Unaudited)

	Three Months Ended September 30, 2007			Three Months Ended June 30, 2007
	Commercial	Residential		Commercial	Residential
	Lending &	Mortgage	Consolidated	Lending &	Mortgage	Consolidated
	Investment	Investment	Total	Investment	Investment	Total
	($ in thousands)
Net investment income:
Interest income	$249,972	$94,071	$344,043	$227,795	$83,389	$311,184
Fee income	29,338	—	29,338	45,056	—	45,056

Total interest and fee income	279,310	94,071	373,381	272,851	83,389	356,240
Operating lease income	27,490	—	27,490	22,118	—	22,118

Total investment income	306,800	94,071	400,871	294,969	83,389	378,358
Interest expense	143,602	89,152	232,754	122,513	77,778	200,291

Net investment income	163,198	4,919	168,117	172,456	5,611	178,067
Provision for loan losses	11,938	415	12,353	17,410	—	17,410

Net investment income after provision for loan losses	151,260	4,504	155,764	155,046	5,611	160,657

Total operating expenses	63,783	1,350	65,133	64,564	1,879	66,443

Total other income (expense)	(19,402)	(30,225)	(49,627)	34,925	(13,846)	21,079

Noncontrolling interests expense	1,182	—	1,182	1,272	—	1,272

Net income (loss) before income taxes	66,893	(27,071)	39,822	124,135	(10,114)	114,021
Income taxes	11,557	—	11,557	29,693	—	29,693

Net income (loss)	$55,336	$(27,071)	$28,265	$94,442	$(10,114)	$84,328

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
	Commercial	Residential		Commercial	Residential
	Lending &	Mortgage	Consolidated	Lending &	Mortgage	Consolidated
	Investment	Investment	Total	Investment	Investment	Total
Net investment income:
Interest income	$686,420	$258,361	$944,781	$547,128	$184,473	$731,601
Fee income	124,421	—	124,421	132,100	—	132,100

Total interest and fee income	810,841	258,361	1,069,202	679,228	184,473	863,701
Operating lease income	69,934	—	69,934	19,174	—	19,174

Total investment income	880,775	258,361	1,139,136	698,402	184,473	882,875
Interest expense	377,366	242,328	619,694	250,967	170,851	421,818

Net investment income	503,409	16,033	519,442	447,435	13,622	461,057
Provision for loan losses	44,275	415	44,690	50,732	301	51,033

Net investment income after provision for loan losses	459,134	15,618	474,752	396,703	13,321	410,024

Total operating expenses	191,529	5,369	196,898	151,183	6,358	157,541

Total other income (expense)	27,271	(49,769)	(22,498)	22,158	220	22,378

Noncontrolling interests expense	3,784	—	3,784	3,350	—	3,350

Net income (loss) before income taxes and cumulative effect of accounting change	291,092	(39,520)	251,572	264,328	7,183	271,511
Income taxes	60,251	—	60,251	52,945	—	52,945

Net income (loss) before cumulative effect of accounting change	230,841	(39,520)	191,321	211,383	7,183	218,566
Cumulative effect of accounting change, net of taxes	—	—	—	370	—	370

Net income (loss)	$230,841	$(39,520)	$191,321	$211,753	$7,183	$218,936

CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,	Nine Months Ended September 30,
	2007	2007	2006	2007	2006
Commercial Lending & Investment Segment:

Performance ratios:
Adjusted return on average assets	3.23%	5.44%	5.47%	4.19%	5.48%
Adjusted return on average equity	17.10%	26.58%	25.29%	20.93%	25.03%
Yield on average interest earning assets	11.30%	12.05%	13.07%	11.89%	12.81%
Cost of funds	6.46%	6.20%	6.26%	6.30%	5.98%
Net finance margin	5.95%	6.95%	8.19%	6.71%	8.21%
Operating expenses as a percentage of average total assets	2.27%	2.54%	2.51%	2.50%	2.72%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.95%	2.25%	2.36%	2.19%	2.60%
Efficiency ratio (operating expenses / net investment income and other income)	44.36%	31.13%	29.65%	36.09%	32.19%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	38.15%	27.57%	27.85%	31.74%	30.63%

Leverage ratios:
Total debt to equity (as of period end)	4.03x	4.03x	3.67x	4.03x	3.67x
Equity to total assets (as of period end)	19.46%	19.46%	21.05%	19.46%	21.05%

Average balances ($ in thousands):
Average loans	$9,556,672	$8,708,240	$7,382,209	$8,799,012	$6,790,186
Average assets	11,141,568	10,182,737	8,084,986	10,261,330	7,428,345
Average interest earning assets	9,813,180	9,083,019	7,678,450	9,114,113	7,086,281
Average income earning assets	10,878,248	9,955,988	7,939,826	10,023,352	7,289,292
Average borrowings	8,821,916	7,929,113	6,139,327	8,008,884	5,609,304
Average equity	2,101,591	2,083,820	1,748,354	2,056,485	1,625,445

Consolidated CapitalSource Inc.:

Performance ratios:
Adjusted return on average assets	2.19%	3.14%	3.55%	2.77%	3.53%
Adjusted return on average equity	16.20%	22.33%	24.09%	19.83%	22.85%
Yield on average interest earning assets	9.13%	9.51%	10.01%	9.43%	10.02%
Cost of funds	6.16%	5.87%	5.87%	5.98%	5.70%
Net finance margin	3.86%	4.49%	5.05%	4.32%	5.26%
Operating expenses as a percentage of average total assets	1.46%	1.63%	1.54%	1.60%	1.76%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.26%	1.44%	1.45%	1.41%	1.69%
Efficiency ratio (operating expenses / net investment income and other income)	54.97%	33.36%	29.17%	39.62%	32.59%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	47.44%	29.65%	27.48%	34.98%	31.07%

Leverage ratios:
Total debt to equity (as of period end)	5.98x	6.42x	6.10x	5.98x	6.10x
Equity to total assets (as of period end)	14.02%	13.28%	13.92%	14.02%	13.92%

Average balances ($ in thousands):
Average loans	$9,556,672	$8,708,240	$7,382,209	$8,799,012	$6,790,186
Average assets	17,642,856	16,392,440	13,725,326	16,453,061	11,938,342
Average interest earning assets	16,229,597	15,028,300	13,237,128	15,162,542	11,527,276
Average income earning assets	17,294,665	15,901,269	13,498,504	16,071,782	11,730,287
Average borrowings	14,980,939	13,691,403	11,503,180	13,852,181	9,901,508
Average equity	2,389,313	2,306,554	2,024,841	2,297,397	1,843,237

CapitalSource Inc.
Commercial Asset Portfolio
(Unaudited)

	September 30, 2007		June 30, 2007		September 30, 2006
Composition of portfolio by type:
Senior secured loans (1)	$5,456,046	51%	$5,365,139	54%	$4,276,534	56%
First mortgage loans (1)	3,057,652	29	2,864,815	29	2,556,621	34
Subordinate loans (1)	1,115,772	10	711,639	7	516,614	7
Direct real estate investments	1,031,905	10	1,032,838	10	265,108	3

Total commercial assets	$10,661,375	100%	$9,974,431	100%	$7,614,877	100%

Composition of portfolio by business:
Healthcare and Specialty Finance	$4,115,541	39%	$3,830,840	39%	$3,167,533	42%
Structured Finance	3,841,265	36	3,534,140	35	2,482,933	32
Corporate Finance	2,704,569	25	2,609,451	26	1,964,411	26

Total commercial assets	$10,661,375	100%	$9,974,431	100%	$7,614,877	100%

(1)	“Loans” include loans, loans held for sale and receivables under reverse-repurchase agreements

CapitalSource Inc.
Credit Quality Data
(Unaudited)
Credit Metrics by Asset Classification:

	September 30, 2007	June 30, 2007	September 30, 2006
60 or more days contractually delinquent:
As a % of total Commercial Assets(1)	0.67%	0.97%	0.81%
As a % of total Commercial Loans(2)	0.74%	1.09%	0.84%

Non-accrual (3) :
As a % of total Commercial Assets	1.59%	1.77%	2.31%
As a % of total Commercial Loans	1.76%	1.97%	2.39%

Impaired (4) :
As a % of total Commercial Assets	3.12%	3.50%	3.50%
As a % of total Commercial Loans	3.46%	3.91%	3.63%

Total (excluding assets in multiple categories):
As a % of total Commercial Assets	3.30%	3.72%	3.70%
As a % of total Commercial Loans	3.66%	4.15%	3.83%

Allowance for Loan Loss:
As a % of total Commercial Assets	1.05%	1.28%	1.35%
As a % of total Commercial Loans	1.16%	1.43%	1.40%

Net Charge Offs (annualized):
As a % of total Average Commercial Assets	1.04%	0.57%	1.18%
As a % of total Average Commercial Loans	1.15%	0.63%	1.22%

(1)	Includes commercial loans, loans held for sale, receivables under reverse-repurchase agreements and direct real estate investments.

(2)	Includes commercial loans, loans held for sale and receivables under reverse-repurchase agreements.

(3)	Includes loans with an aggregate principal balance of $21.0 million, $31.0 million and $46.9 million as of September 30, 2007, June 30, 2007 and September 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent.

(4)	Includes loans with an aggregate principal balance of $55.1 million, $78.7 million and $46.9 million, as of September 30, 2007, June 30, 2007 and September 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent, and loans with an aggregate principal balance of $166.4 million, $173.1 million and $175.8 as of September 30, 2007, June 30, 2007 and September 30, 2006, respectively, that were also classified as loans on non-accrual status.